UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in the Company's Current Report on Form 8-K, which was originally filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2021 (as amended by this Current Report on Form 8-K/A, and, if not defined in the Form 8-K/A, STPK’s definitive proxy statement/consent solicitation statement/prospectus on Form 424B3 filed with the SEC on March 30, 2021 (the “proxy statement/consent solicitation statement/prospectus”).

Introduction

The unaudited pro forma combined balance sheet as of March 31, 2021 gives pro forma effect to the Merger and the closing of the PIPE Investment as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Merger and the closing of the PIPE Investment as if it had occurred as of January 1, 2020. This information should be read together with Stem’s and STPK’s respective audited and unaudited financial statements and related notes, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations (Restated)” in STPK’s Annual Report on Form 10-K/A filed with the SEC on April 26, 2021 (the “Annual Report”), the section entitled “Stem’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the proxy statement/consent solicitation statement/prospectus, Stem’s unaudited condensed consolidated financial statements and related notes filed as Exhibit 99.1 to the Current Report on Form 8-K/A to which this Exhibit is filed (“Exhibit 99.1”), STPK’s unaudited financial statements and related notes that are included in the Quarterly Report on Form 10-Q, filed with the SEC on May 17, 2021 (the “Quarterly Report”), and the Management’s Discussion and Analysis of Financial Condition and Results of Operations filed as Exhibit 99.2 to the Current Report on Form 8-K/A to which this Exhibit is filed, and other financial information included elsewhere in the proxy statement/consent solicitation statement/prospectus.
The unaudited pro forma combined balance sheet as of March 31, 2021 has been prepared using the following:
•Stem’s unaudited historical condensed consolidated balance sheet as of March 31, 2021, as included in Exhibit 99.1; and
•STPK’s unaudited historical condensed balance sheet as of March 31, 2021, as included in the Quarterly Report.
The unaudited pro forma combined statement of operations for the three months ended March 31, 2021 has been prepared using the following:
•Stem’s unaudited historical condensed consolidated statement of operations for the three months ended March 31, 2021, as included in Exhibit 99.1; and
•STPK’s unaudited historical statement of operations for the three months ended March 31, 2021, as included in the Quarterly Report.
The unaudited pro forma combined statement of operations for the year ended December 31, 2020 has been prepared using the following:
•Stem’s audited historical consolidated statement of operations for the year ended December 31, 2020, as included elsewhere in the proxy statement/consent solicitation statement/prospectus; and
•STPK’s audited historical statement of operations for the year ended December 31, 2020, as included in the Annual Report.
Accounting for the Merger
The Merger is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, STPK, who is the legal acquirer in the Merger, is treated as the “acquired” company for financial reporting purposes and Stem is treated as the accounting acquirer. Stem has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•Stem’s existing stockholders expecting to have the greatest voting interest of the post-combination company with at least 48.0% of the voting interest in each scenario;

•Stem’s senior management comprising all of the senior management of the post-combination company;

•The directors nominated by Stem will represent the majority of the post-combination company Board;

•The relative size (measured in, for example, assets, revenues or earnings) of Stem compared to STPK; and

•Stem’s operations comprising the ongoing operations of the post-combination company.
Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which Stem is issuing stock for the net assets of STPK. The net assets of STPK will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to Merger will be those of Stem.
Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). STPK has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary to assist in understanding the post-combination company upon consummation of the Merger and the PIPE Investment.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Stem and STPK have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 65,000,000 shares of STPK common stock (including shares issuable upon exercise of Stem Options and certain Stem Warrants) issued to Stem stockholders.

As a result of the Merger and immediately following the closing of the Merger and the closing of the PIPE Investment, current stockholders of Stem will own approximately 48.0% of the outstanding shares of New Stem Common Stock, the PIPE Investors will own approximately 16.6% of the outstanding shares of New Stem Common Stock, STPK’s Sponsor, officer, directors and other holders of Founder Shares will own approximately 7.1% of the outstanding shares of New Stem Common Stock and the former stockholders of STPK will own approximately 28.3% of the outstanding shares of New Stem Common Stock as of March 31, 2021 (in each case, including shares issuable upon exercise of Stem Options and certain Stem Warrants, and not giving effect to any shares issuable to them upon exercise of STPK Warrants). As a result, current stockholders of Stem, as a group, will collectively own more shares of STPK common stock than any single stockholder following consummation of the Merger with no current stockholder of STPK owning more than 10% of the issued and outstanding capital stock of New Stem.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 31, 2021
(in thousands except share and per share data)

	(A) Stem (Historical)	(B) STPK (Historical)	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$9,873	$426	$383,586	(1)
			225,000	(2)
			(58,255)	(3)
			(198)	(10)	$560,432
Accounts receivable, net	14,567	—	—		14,567
Prepaid expenses	—	586	—		586
Inventory, net	22,309	—	—		22,309
Other current assets	6,587	—	—		6,587
Total current assets	53,336	1,012	550,133		604,481
Cash and marketable securities – held in trust	—	383,586	(383,586)	(1)	—
Energy storage systems, net	119,842	—	—		119,842
Contract origination costs, net	10,981	—	—		10,981
Goodwill	1,666	—	—		1,666
Intangible assets, net	12,170	—	—		12,170
Other noncurrent assets	14,395	—	(5,670)	(3)	8,725
Total assets	$212,390	$384,598	$160,877		$757,865
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,721	$22	$(1,147)	(3)	$20,596
Accrued liabilities	17,084	2,616	(3,707)	(3)	15,993
Accrued payroll	6,512	—	—		6,512
Franchise tax payable	—	49	—		49
Notes payable, current portion	36,182	—	—		36,182
Convertible promissory notes	68,868	—	(68,868)	(7)	—
Financing obligation, current portion	18,052	—	—		18,052
Deferred revenue, current	38,762	—	—		38,762
Other current liabilities	1,069	—	—		1,069
Total current liabilities	208,250	2,687	(73,722)		137,215
Deferred revenue, noncurrent	16,640	—	—		16,640
Asset retirement obligation	4,150	—	—		4,150
Notes payable, noncurrent	6,418	—	—		6,418
Financing obligation, noncurrent	70,059	—	—		70,059
Warrant liabilities	161,486	276,874	(161,486)	(8)	276,874
Lease liability, noncurrent	41	—	—		41
Deferred legal fees	—	204	(204)	(3)	—
Deferred underwriting commissions connection with the initial public offering	—	13,425	(13,425)	(3)	—
Total liabilities	467,044	293,190	(248,837)		511,397
Commitments and contingencies
Convertible preferred stock(11)	220,955	—	(220,955)	(9)	—
Common stock subject to redemption(11)	—	86,408	(86,408)	(4)	—
Stockholders’ equity (deficit):

	(A) Stem (Historical)	(B) STPK (Historical)	Pro Forma Adjustments		Pro Forma Balance Sheet
Common stock(11)	—	—	—	(5)
Class A common stock(11)	—	3	2	(2)
			4	(4)
			6	(5)
			1		16
Class B common stock(11)	—	1	(1)		—
Additional paid-in capital	14,726	273,995	224,998	(2)
			(45,442)	(3)
			86,404	(4)
			(6)	(5)
			(268,999)	(6)
			68,868	(7)
			161,486	(8)
			220,955	(9)
			(198)	(10)	736,787
Accumulated other comprehensive income	59	—			59
Accumulated deficit	(490,394)	(268,999)	268,999	(6)	(490,394)
Total stockholders’ equity (deficit)	(475,609)	5,000	717,077		246,468
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$212,390	$384,598	$160,877		$757,865
Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet
(A)Derived from the unaudited condensed consolidated balance sheet of Stem as of March 31, 2021. See Stem’s financial statements and the related notes included in Exhibit 99.1 to this Current Report on Form 8-K/A.
(B)Derived from the unaudited balance sheet of STPK as of March 31, 2021. See STPK’s financial statements and the related notes included in the Quarterly Report.
(1)Reflects the release of cash currently invested in marketable securities held in the trust account.
(2)Reflects the proceeds received from the PIPE Investment with the corresponding issuance of 22,500,000 shares of common stock of the post-combination company at $10.00 per share.
(3)Reflects the payment of fees and expenses related to the Merger, including the deferred underwriting fee of $13,425, deferred legal fees of $204, and legal, financial advisory, accounting and other professional fees. Expenses of $6,750 attributable to the PIPE Investment, including underwriting fees payable to the placement agent in connection with the PIPE Investment, are reflected as an adjustment to additional paid-in capital. The direct, incremental costs of the Merger related to the legal, financial advisory, accounting and other professional fees of $38,692 are reflected as an adjustment to additional paid-in capital. Of these fees and expenses, $5,670 was incurred by Stem and capitalized as of March 31, 2021, of which $1,147 and $3,707 was recorded in accounts payable and accrued liabilities, respectively, with the remainder being already paid in cash. The remainder of these fees and expenses are expected to be paid with the cash released to or received by STPK at closing, as set forth in footnotes (1) and (2).
(4)Reflects the reclassification of Class A Common Stock subject to redemption for cash that is transferred to permanent equity immediately prior to the closing of the Merger.
(5)Reflects the recapitalization of Stem through (a) the contribution of all the share capital in Stem to STPK in the amount of $14,726 and (b) the issuance of 65,000,000 shares of STPK Class A Common Stock at par value of $0.0001 (including approximately 10,925,704 shares issuable upon the exercise of Stem Options and Stem Warrants).

(6)Reflects the elimination of the historical accumulated deficit of STPK, the legal acquirer, in the amount of $268,999.
(7)Reflects the conversion of all of Stem’s convertible promissory notes outstanding in the aggregate amount of $68,868 to common stock and additional paid-in capital.
(8)Reflects the exercise of all of Stem’s outstanding convertible preferred stock warrants in the aggregate amount of $161,486 to common shares and additional paid-in capital.
(9)Reflects the reclassification of $220,955 of Stem’s convertible preferred shares (175,531,186 shares at redemption value) to permanent equity.
(10)Reflects the cash disbursed to redeem 19,804 shares of STPK’s Class A Common Stock in connection with the Merger at an assumed redemption price of approximately $10.00 per share based on funds held in the Trust Account as of March 31, 2021.
(11)Authorized, issued and outstanding shares for each class of common stock and preferred stock as of March 31, 2021 and on a pro forma basis is as follows:

	March 31, 2021			Pro Forma Combined Company
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Stem convertible preferred stock
Series D’	190,000,000	105,386,149	105,386,149	N/A	N/A	N/A
Series D	87,235,535	33,483,143	33,483,143	N/A	N/A	N/A
Series C	64,129,209	23,298,388	23,298,388	N/A	N/A	N/A
Series B	36,969,407	9,185,302	9,185,302	N/A	N/A	N/A
Series A’	30,991,277	4,158,503	4,158,503	N/A	N/A	N/A
Series A	21,288	16,740	16,740	N/A	N/A	N/A
Series 1	4,305	2,961	2,961
				N/A	N/A	N/A
Stem common stock	474,728,323	17,694,228	17,694,228	N/A	N/A	N/A
STPK preferred stock	1,000,000	—	—	1,000,000	—	—
STPK class A common stock subject to possible redemption	8,641,047	8,641,047	8,641,047	—	—	—
STPK class A common stock	400,000,000	29,717,457	29,717,457	500,000,000	135,428,326	135,428,326
STPK class B common stock	40,000,000	9,589,626	9,589,626	N/A	N/A	N/A

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share data)

	(A) Stem (Historical)	(B) STPK (Historical)	Pro Forma Adjustments		Pro Forma Income Statement
Services revenue	$4,881	$—	$—		$4,881
Hardware revenue	10,539	—	—		10,539
Total revenue	15,420	—	—		15,420
Cost of service revenue	6,905	—	—		6,905
Cost of hardware revenue	8,632	—	—		8,632
Total cost of revenue	15,537	—	—		15,537
Gross Margin	(117)	—	—		(117)
Operating expenses:
Sales and marketing	2,667	—	—		2,667
Research and development	4,407	—	—		4,407
General and administrative	2,692	521	49	(4)	3,262
General and administration – Related party	—	30	—		30
Franchise tax expense	—	49	(49)	(4)	—
Total operating expenses	9,766	600	—		10,366
Loss from operations	(9,883)	(600)	—		(10,483)
Other income (expense), net:
Interest expense	(6,233)	—	3,155	(3)	(3,078)
Change in fair value of warrants and embedded derivative	(66,397)	(155,782)	66,397	(5)	(155,782)
Other income	—	35	(35)	(1)	—
Other expenses, net	(40)	—	—		(40)
Total other income (expense)	(72,670)	(155,747)	69,517		(158,900)
Loss before income taxes	(82,553)	(156,347)	69,517		(169,383)
Income tax expense	—	—	—		—
Net loss	$(82,553)	$(156,347)	$69,517		$(169,383)
Net loss attributable to common stockholders	$(82,553)				$(169,383)
Net loss per share attributable to Stem common stockholders, basic and diluted	$(6.73)
Weighted-average shares of Stem common stock used in computing net loss per share, basic and diluted	12,263,160
Weighted average Class A ordinary shares outstanding, basic and diluted		38,358,504	97,069,822	(2)	135,428,326
Basic and diluted net loss per ordinary share, Class A		$0.00			$(1.25)
Weighted average Class B ordinary shares outstanding, basic and diluted(1)		9,589,626
Basic and diluted net loss per ordinary share, Class B		$(16.30)
_________________
(1)The amount of shares as of March 31, 2021 included up to 1,312,500 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On August 26, 2020, the underwriters partially exercised their over-allotment option; thus, 472,874 shares of Class B common stock were forfeited.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	(C) Stem (Historical)	(D) STPK (Historical)	Pro Forma Adjustments		Pro Forma Income Statement
Service revenue	$15,645	$—	$—		$15,645
Hardware revenue	20,662	—	—		20,662
Total revenue	36,307	—	—		36,307
Cost of service revenue	21,187	—	—		21,187
Cost of hardware revenue	19,032	—	—		19,032
Total cost of revenue	40,219	—	—		40,219
Gross Margin	(3,912)	—	—		(3,912)
Operating expenses:
Sales and marketing	14,829	—	—		14,829
Research and development	15,941	—	—		15,941
General and administrative	14,705	3,137	200	(4)	18,042
General and administration – Related party	—	163	—		163
Franchise tax expense	—	200	(200)	(4)	—
Total operating expenses	45,475	3,500	—		48,975
Loss from operations	(49,387)	(3,500)	—		(52,887)
Other income (expense), net:
Interest expense	(20,806)	—	8,452	(3)	(12,354)
Change in fair value of warrants and embedded derivative	(84,455)	(109,270)	84,455	(5)	(109,270)
Other income	—	137	(137)	(1)	—
Other expenses, net	(1,471)	—	—		(1,471)
Total other income (expense)	(106,732)	(109,133)	92,770		(123,095)
Loss before income taxes	(156,119)	(112,633)	92,770		(175,982)
Income tax expense	(5)	—	—		(5)
Net loss	$(156,124)	$(112,633)	$92,770		$(175,987)
Less: Deemed dividend to preferred stockholders	$(9,484)				$(9,484)
Net loss attributable to common stockholders	$(165,608)				$(185,471)
Net loss per share attributable to Stem common stockholders, basic and diluted	$(17.48)
Weighted-average shares of Stem common stock used in computing net loss per share, basic and diluted	9,474,749
Weighted average Class A ordinary shares outstanding, basic and diluted		38,208,123	97,220,203	(2)	135,428,326
Basic and diluted net loss per ordinary share, Class A		$(0.00)			$(1.37)
Weighted average Class B ordinary shares outstanding, basic and diluted(1)		9,589,626
Basic and diluted net loss per ordinary share, Class B		$(11.75)
_________________
(1)The amount of shares as of December 31, 2020 included up to 1,312,500 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On August 26, 2020, the underwriters partially exercised their over-allotment option; thus, 472,874 shares of Class B common stock were forfeited.

Pro Forma Adjustments to the Unaudited Condensed Consolidated Statement of Operations
(A)Derived from the unaudited condensed consolidated statement of operations of Stem for the three months ended March 31, 2021. See Stem’s financial statements and the related notes included in Exhibit 99.1 to this Current Report on Form 8-K/A.

(B)Derived from the unaudited consolidated statement of operations of STPK for the three months ended March 31, 2021. See STPK’s financial statements and the related notes included in the Quarterly Report.
(C)Derived from the audited consolidated statement of operations of Stem for the year ended December 31, 2020. See Stem’s audited historical consolidated statement of operations for the year ended December 31, 2020, as included elsewhere in STPK’s definitive proxy statement/consent solicitation/prospectus on Form 424B3 filed with the SEC on March 30, 2021.
(D)Derived from the audited consolidated statement of operations of STPK for the year ended December 31, 2020. See STPK’s audited historical consolidated statement of operations for the year ended December 31, 2020, as included in the Annual Report.
(1)Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.
(2)The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that STPK’s IPO occurred as of January 1, 2020. In addition, as the Merger is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented (including approximately 10,925,704 shares issuable upon the exercise of Stem Options and Stem Warrants). This calculation is retroactively adjusted to eliminate the number of shares redeemed in the merger for the entire period.
(3)Reflects the elimination of interest expense and debt discount amortization on Stem’s convertible promissory notes.
(4)Reflects the reclassification of STPK’s franchise tax expense to align with the income statement presentation of Stem.
(5)Reflects the elimination of the fair market value adjustment on the redemption features embedded in the convertible promissory notes and the convertible preferred stock warrants.
The following presents the calculation of basic and diluted weighted average common shares outstanding.

	Combined		%
STPK public shares	38,338,700		28.3%
STPK Founder Shares	9,589,626		7.1%
STPK shares issued in the Merger	65,000,000	(1)	48.0%
STPK shares issued to PIPE Investors	22,500,000		16.6%
Pro Forma Common Stock at March 31, 2021	135,428,326
_________________
(1)Includes approximately 10.9 million shares issuable upon the exercise of Stem Options and Stem Warrants.